Exhibit (b)(6)
BEAR
STEARNS


PRESENTATION TO THE SPECIAL COMMITTEE OF
INDEPENDENT DIRECTORS OF

BRYLANE


JANUARY 29, 1999




PRELIMINARY AND CONFIDENTIAL

BEAR
STEARNS                                                           PROJECT BOXER
--------------------------------------------------------------------------------
TABLE OF CONTENTS

SECTION
--------------------------------------------------------------------------------
1      Review of Boxer

    A     Business Overview

    B     Historical Financial Performance

    C     Stock Price History

    D     Wall Street Research Commentary and Earnings Outlook

2      Boxer Projected Financial Performance

3      Observations on Current Market Environment

4      Valuation Guide

    A     Overview of Methodologies and Summary Observations

    B     Stock Market Valuation of Comparable Companies

    C     Present Value of Hypothetical Stock Price Analysis

    D     Comparable Acquisition Analysis

    E     Discounted Cash Flow Analysis

APPENDICES

    A     Financial Impact of Transaction on PPR

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL

BEAR
STEARNS





SECTION 1

REVIEW OF BOXER

BEAR
STEARNS








SECTION 1-A

BUSINESS OVERVIEW

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

BOXER OVERVIEW

o Nation's leading catalog retailer of value-priced apparel with established brands

o   Serves both the special and regular-sized markets

o   Dominant player in low/moderate budget market

o   Difficult second half 1998 due to business and industry factors

o Diversification into non-apparel products have enhanced growth prospects and reinforced Management's ability to manage innovation

o Opportunity for product range expansion and cross-border selling through majority shareholder

o   Management cautious in outlook over next several seasons


--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  1

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STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

ISSUES AND OBSERVATIONS


----------------

                     o Sales declines at certain catalogs due to merchandising problems and industry softness

                     o   Fulfillment / customer service problems at West
                         Bridgewater

    SELECTED         o   Increased competition in both large-size and regular
   STRATEGIC             size businesses
     ISSUES
                     o   Difference between "Wall Street" estimates and
                         management projections

                     o   Expiration of Lane Bryant / Lerner trademarks

                     o   Uncertainty regarding extension of Sears agreement

                     o Development of alternate distribution channels (i.e., internet)

                     o   Low likelihood that PPR will sell its stake in Boxer
----------------

----------------

                     o Moderate growth in revenue following decline in second half 1998

                     o Tighter margins due primarily to increased fulfillment costs at Chadwick's

                     o   Continued emphasis on maximizing effectiveness of
    SELECTED             catalog mailings
   FINANCIAL
  OBSERVATIONS       o   Management projects gradual recovery in core business
                         starting Spring 1999

                     o Margins partially recover in core business, and are constrained due to investments in new businesses

                     o No significant internet strategies incorporated in projections
----------------

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  2

BEAR
STEARNS


SECTION 1-B

HISTORICAL FINANCIAL PERFORMANCE

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

BRYLANE INC. - HISTORICAL FINANCIAL PERFORMANCE

                                                                                 ($ IN MILLIONS)
--------------------------------------------------------------------------------------------------
                                                    ACTUAL                           ESTIMATED
                                       ------------------------------------     ------------------
                                          1996(1)              1997                     1998
                                       -----------------  ----------------      ------------------
Circulation (millions of catalogs)          NA                   602                     633
NET SALES                                  $705               $1,315                  $1,328
    % growth                                 -                  86.4%                    1.0%
    $ per catalog                           NA                 $2.18                   $2.10
Gross Margin                               $359                  640                     641
    % of Net Sales                         50.9%                48.7%                   48.2%
Advertising                                18.7                  302                     329
    $ per catalog                           NA                 $0.50                   $0.52
    % of Net Sales                         26.5%                23.0%                   24.8%
Fulfillment Costs                            55                  124                     143
    $ per catalog                           NA                 $0.21                   $0.23
    % of Net Sales                          7.9%                 9.5%                   10.7%
Support Services                             52                   89                      91
    % of Net Sales                          8.1%                 6.8%                    6.9%
                                         --------             --------                 -------
OPERATING INCOME(2)                         $65 (3)             $125 (4)                 $77
    % of Net Sales                          9.2%                 9.5%                    5.8%
Amortization                                  7                   11                      11
Interest Expense                             24                   28                      29
                                         --------             --------                 -------
Pretax Income                                34                   87                      37
Taxes                                         2                   33                      14
                                         --------             --------                 -------
NET INCOME(5)                               $32                  $54                     $23 (6)
                                         --------             --------                 -------
    % growth                                 -                  68.7%                  (57.9)%
    % of Net Sales                          4.5%                 4.1%                    1.7%
Fully Diluted Shares (millions)            14.4                 19.4                    18.0
EPS                                       $2.22                $2.76                   $1.25
EBITDA                                      $69                 $136                     $89
--------------------------------------------------------------------------------------------------

-----------
(1) 1996 results reflect the operations of Chadwick's on a consolidated basis from December 9, 1996, the closing date of the Chadwick's acquisition from TJX.
(2) Includes $2.2 and $4.8 million of unallocated general expenses (relating to startup of new businesses and other costs) in 1998 and 1999, respectively.
(3) Excludes $4.1 million of one-time charges relative to $1.7 million write-off of inventory in Chadwick's business and $2.4 million in non-cash compensation expense.
(4) Excludes $4.0 million of one-time charges relating to $3.3 million write-off of inventory in Chadwick's business and $0.7 million in non-cash compensation expense.
(5) Excludes after-tax charge of $6.7 million in 1998 and $4.1 million in 1997 relating to deferred financing fees incurred through refinancing of bank debt and redemption of Senior Subordinated Notes.
(6) Excludes pre-tax $2.3 million relating to PPR proposal fees.
--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  3

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------
BRYLANE INC. - HISTORICAL FINANCIAL PERFORMANCE (BY SEASON)

                                                                           ($ IN MILLIONS)
-------------------------------------------------------------------------------------------
                                                     ACTUAL                     ESTIMATED
                                       -----------------------------------     ------------
                                        97 SPRING   97 FALL    98 SPRING         98 FALL
                                       ----------- ---------- ------------     ------------
Circulation (millions of catalogs)          286        316        308                324

NET SALES                                  $603       $711       $648               $688
    % growth                                  -       17.9%      (8.9)%              6.1%
    $ per catalog                         $2.11      $2.25      $2.11              $2.12
Gross Margin                                290        347        319                327
    % of Net Sales                         48.0%      48.8%      49.2%              47.6%
Advertising                                 138        165        150                181
    $ per catalog                         $0.48      $0.52      $0.49              $0.56
    % of Net Sales                         22.8%      23.1%      23.1%              26.4%
Fulfillment Costs                            55         69         64                 81
    $ per catalog                         $0.19      $0.22      $0.21              $0.25
    % of Net Sales                          9.2%       9.7%       9.9%              11.8%
Support Services                             45         45         45                 46
    % of Net Sales                          7.4%       6.3%       7.0%               6.7%
                                          ------     ------     ------             ------
OPERATING INCOME(1)(2)                      $52        $69        $60                $19
                                          ------     ------     ------             ------
    % of Net Sales                          8.6%       9.7%       9.7%               2.7%
-------------------------------------------------------------------------------------------


------------
(1) Operating income result of $79 million for 1998E (by season) does not foot to consolidated result of $77 million as Management has recently revised the consolidated estimate downward but did not reflect these changes in the seasonal data.
(2) 1997 results (by season) not adjusted for one-time pre-tax charge of $4.0 million relating to inventory write-offs and non-cash compensation expenses.

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  4

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------
WEST BRIDGEWATER - HISTORICAL FINANCIAL PERFORMANCE

                                                                ($ IN MILLIONS)
--------------------------------------------------------------------------------
                                                ACTUAL                 ESTIMATED
                                      --------------------------      ----------
                                       1996(1)          1997             1998
                                      -----------  -------------      ----------
Circulation (millions of catalogs)       184              232             258

NET SALES                               $526             $602            $624
    % growth                              -             14.5%             3.6%
    $ per catalog                      $2.86            $2.59           $2.42
Gross Margin                             239              277             283
    % of Net Sales                      45.4%            46.1%           45.4%
Advertising                              101              115             132
    $ per catalog                      $0.60            $0.50           $0.51
    % of Net Sales                      19.3%            19.1%           21.2%
Fulfillment Costs                         57               74              93
    $ per catalog                      $0.31            $0.32           $0.36
    % of Net Sales                      10.8%            12.2%           14.9%
Support Services                          40               37              36
    % of Net Sales                       7.6%             6.1%            5.7%
                                      --------         --------         --------
OPERATING INCOME                         $39              $52             $22
                                      --------         --------         --------
    % of Net Sales                       7.4%             8.6%            3.5%
--------------------------------------------------------------------------------


-----------
(1) 1996 results reflect a full year of operations for Chadwick's.

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  5

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------
WEST BRIDGEWATER - HISTORICAL FINANCIAL PERFORMANCE (BY SEASON)

                                                                         ($ IN MILLIONS)
------------------------------------------------------------------------------------------

                                                    ACTUAL                     ESTIMATED
                                      ----------------------------------     -------------
                                      97 SPRING    97 FALL    98 SPRING        98 FALL
                                      ----------  ---------  -----------     -------------
Circulation (millions of catalogs)        114        118          128             130

NET SALES                                $257       $345         $290            $334
    % growth                                -       34.1%       (16.0)%          15.3%
    $ per catalog                       $2.25      $2.92        $2.26           $2.57
Gross Margin                              118        160          136             147
    % of Net Sales                       45.8%      46.3%        47.0%           44.1%
Advertising                                47         68           53              79
    $ per catalog                       $0.41      $0.57        $0.42           $0.61
    % of Net Sales                       18.4%      19.7%        18.4%           23.7%
Fulfillment Costs                          33         41           40              53
    $ per catalog                       $0.29      $0.34        $0.32           $0.41
    % of Net Sales                       12.8%      11.8%        14.0%           15.8%
Support Services                           18         19           19              17
    % of Net Sales                        7.0%       5.4%         6.6%            5.0%
                                        ------     ------      -------          --------
OPERATING INCOME                          $19        $32          $24             ($2)
                                        ------     ------      -------          --------
    % of Net Sales                        7.6%       9.4%         8.1%           (0.5)%
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  6

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------
INDIANAPOLIS - HISTORICAL FINANCIAL PERFORMANCE

                                                                ($ IN MILLIONS)
--------------------------------------------------------------------------------

                                               ACTUAL                 ESTIMATED
                                       -----------------------------------------
                                          1996        1997             1998
                                       ----------  -----------     -------------

Circulation (millions of catalogs)         263         370               375

NET SALES                                 $629        $711              $712
    % growth                                -         13.1%              0.1%
    $ per catalog                        $2.39       $1.92             $1.90
Gross Margin                               324         360               363
    % of Net Sales                        51.5%       50.6%             50.9%
Advertising                               1.73         187               199
    $ per catalog                        $0.66       $0.51             $0.53
    % of Net Sales                        27.5%       26.3%             27.9%
Fulfillment Costs                           42          51                52
    $ per catalog                        $0.16       $0.14             $0.14
    % of Net Sales                         6.7%        7.2%              7.3%
Support Services                            45          52                52
    % of Net Sales                         7.2%        7.3%              7.4%
                                         ------      ------            ------
OPERATING INCOME                           $63         $70               $59
                                         ------      ------            ------
    % of Net Sales                        10.1         9.9%              8.3%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  7

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------
INDIANAPOLIS - HISTORICAL FINANCIAL PERFORMANCE (BY SEASON)

                                                                               ($ IN MILLIONS)
------------------------------------------------------------------------------------------------
                                                        ACTUAL                       ESTIMATED
                                        --------------------------------------      ------------
                                          97 SPRING     97 FALL     98 SPRING         98 FALL
                                        ------------  -----------  -----------      ------------
Circulation (millions of catalogs)           171          198         180               194

NET SALES                                   $346         $365        $358              $354
    % growth                                              5.4%       (1.8)%            (1.2)%
    $ per catalog                          $2.02        $1.84       $2.00             $1.82
  Gross Margin                               176          184         182               180
    % of Net Sales                          50.9%        50.4%       50.9%             50.9%
Advertising                                   89           98          97               102
    $ per catalog                          $0.52        $0.49       $0.54             $0.53
    % of Net Sales                          25.6%        26.9%       26.9%             28.9%
Fulfillment Costs                             23           29          24                29
    $ per catalog                          $0.13        $0.15       $0.13             $0.15
    % of Net Sales                           6.5%         7.9%        6.6%              8.1%
Support Services                              26           26          26                26
    % of Net Sales                           7.5%         7.0%        7.3%              7.5%
                                           ------       ------      ------            ------
OPERATING INCOME                             $39          $31         $36               $23
                                           ------       ------      ------            ------
    % of Net Sales                          11.3%         8.5%       10.1%              6.5%
---------------------------------------- ------------ ------------ ------------ --- ------------


--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  8

BEAR
STEARNS






SECTION 1-C

STOCK PRICE HISTORY

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

HISTORICAL STOCK PRICE PERFORMANCE

BOXER'S STOCK PRICE HAD TRADED SIGNIFICANTLY ABOVE $20 UNTIL SEPTEMBER 1998 WHEN BOXER ISSUED AN EARNINGS WARNING.

[GRAPH SHOWING HISTORICAL STOCK PRICE AND VOLUME TRADED SINCE IPO
FROM 1/98 TO 1/22/99 WITH THE FOLLOWING INFORMATION:

02/21/97 - IPO of four million shares priced at $24 each.
02/20/98 - Announced PPR will buy 40% of the Company for $355 million. 03/18/98 - Surge in 4th Qtr. results beats estimates.
04/03/98 - Announced PPR completed purchase of approximately 43.7% of common stock for $51 per share.
05/20/98 - 1st Qtr. earnings on target.
08/18/98 - 2nd Qtr. earnings on target.
08/19/98 - Warning issued about 2nd half sales.
08/31/98 - Announced buyback of $40 million of its common stock.
09/18/98 - 2 analysts cut rating.
11/18/98 - Announced 3rd Qtr. EPS of 5 cents versus 85 cents 4th Qtr. 12/02/98 - PPR offers to acquire remaining shares for $173 million or $20 per share.]





--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  9

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

HISTORICAL TRADING RANGES (1)

A MAJORITY OF SHARES HAVE TRADED AT LEVELS HIGHER THAN $20 IN BOTH 1997 AND
1998.

--------------------------------------    --------------------------------------
                 1997                                     1998
  TOTAL VOLUME = 15.8 MILLION SHARES        TOTAL VOLUME = 28.9 MILLION SHARES
--------------------------------------    --------------------------------------
[Bar graph showing the percent of         [Bar graph showing the percent of
total trading volume for particular       total trading volume for particular
trading ranges in 1997, containing        trading ranges in 1997, containing
the following information:                the following information:

                   Percent of Total                          Percent of Total
Trading Range      Trading Volume         Trading Range      Trading Volume
--------------    ------------------      --------------    ------------------
$20.00-$25.00            28.5%            $10.00-$15.00            12.8%
$25.00-$30.00             6.7%            $15.00-$20.00            14.7%
$30.00-$35.00             4.0%            $20.00-$25.00            26.8%
$35.00-$40.00             8.9%            $25.00-$30.00             9.3%
$40.00-$45.00             9.6%            $35.00-$40.00             3.9%
$45.00-$50.00            35.2%            $40.00-$45.00             3.7%
$50.00-$55.00             7.1%]           $45.00-$50.00            11.6%
                                          $50.00-$55.00             7.7%
                                          $55.00-$60.00             9.0%
                                          $60.00-$65.00             0.3%]
--------------------------------------------------------------------------------

------------
Source:  FactSet Information Systems.
(11) Shares traded as a percentage of total shares outstanding.


--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  10

BEAR
STEARNS






SECTION 1-D

WALL STREET RESEARCH
COMMENTARY AND EARNINGS
OUTLOOK

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

WALL STREET RESEARCH COMMENTARY

------------------------------------------------------------------------------------------------------------------------------------
                       STOCK PRICE AS
 ANALYST/FIRM/DATE     REPORT RELEASE                                 SELECTED COMMENTS                                    RATING
-------------------   ----------------  -----------------------------------------------------------------------------    -----------
Todd Slater                $11.13       The bad news is that problems in the regular-size business have spread beyond        HOLD
Mark Picard                             Lerner to the Chadwick's book.  The good news is that the large size segment,
Lazard Freres                           principally Lane Bryant, has recovered and is performing well.  Lerner and
11/19/98                                Chadwick's seem to be suffering from their own distinct fashion issues and have become too complacent in their presentation and their merchandise offerings.  SG&A increased 610 basis points because of 1) a 6.1% increase in circulation, 2) lower productivity of catalog mailings, 3) increase in payroll costs at its West Bridgewater distribution facility, and 4) higher shipping incentives and shipping costs.  Inventory was up 9% and is too high considering the sales decline.

Mark A. Friedman            $14.50      Chadwick's problems can be attributed to a combination of too much dependency        BUY
Marni Shapiro                           on item merchandise (especially blazers), warm weather, stale creative and a
Merrill Lynch                           mailing strategy that focused volume on the early part of fall.  Lerner
11/18/98                                remained soft as some miss-steps in merchandising continued to impact sales.
                                        The large size business continues to perform well, and the key focus will be on revitalizing the regular size business.

Janet Kloppenburg           $14.50      We believe there are significant fundamental issues affecting the company's         Market
Eileen Murphy                           business than just fashion and merchandise errors at some of its catalogs.          Perform
BancBoston                              In Lerner, a lack of new fashion as well as tired catalog design were the
11/18/98                                catalysts for its poor performance.  In Chadwick's, a strong focus on last year's best sellers did not create any newness this fall, and that Chadwick's heavily item-dependent merchandising strategy (particularly in blazers) did not receive favorable response from customers this year.

Janet Kloppenburg           $21.00      The company's shortfall in sales is due not only to continued softness in its      Long-Term
Eileen Murphy                           Lerner catalog but, more importantly, due to softness in its Chadwick's           Attractive
BancBoston                              winter catalog as well as in its core Lane Bryant large size catalog.  The
9/25/98                                 company is facing increase competitive pressure from large-size specialty retailers or other dominant catalogs such as J.C. Penney, for example, and is most likely losing market share.  The now broad-based and progressive sales weakness indicates to us a fundamental shift in demand for the company's value-priced assortments primarily, in our opinion, due to the company's own internal merchandising errors and to a lesser extent due to the effects of an overall more conservative consumer spending environment.
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  11

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------



BOXER EARNINGS OUTLOOK(1)

BOXER'S FOURTH QUARTER 1998E ESTIMATE IS BELOW THE STREET AVERAGE, HOWEVER, ITS 1999E ESTIMATE IS APPROXIMATELY 38% HIGHER.

--------------------------------------------------------------------------------

                                    Q4 1998/1998E               1999E EPS
     FIRM                            EPS ESTIMATE                ESTIMATE
--------------------------------   ---------------------    --------------------
Robertson Stephens                   ($0.10)/$1.39                $1.60

Lazard Freres                          (0.10)/1.39                 1.70

Merrill Lynch                          (0.09)/1.39                 1.70

Salomon Smith Barney                   (0.15)/1.34                 1.65
                                     ----------------         ----------------
       Composite                     ($0.11)/$1.38                $1.66

Management Estimate                  ($0.15)/$1.25 (2)            $2.29

--------------------------------------------------------------------------------


---------------
(1) Source:  First Call.
(2) Calculated based on estimated weighted average diluted shares outstanding of 18.0 million during 1998.
--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  12

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

TREND IN 1999E BOXER EARNINGS ESTIMATES

THE STREET'S 1999E ESTIMATE HAS DECLINED STEADILY FROM $3.86 PER SHARE IN APRIL 1998 TO A CURRENT $1.66 PER SHARE, A 57% DROP.

EPS ESTIMATES                                                                                         (ROLLING BASIS)
----------------------------------------------------------------------------------------------------------------------
                                                                                        REVISIONS
                                                                                  -------------------       TOTAL
       DATE OF ESTIMATE                  MEAN           HIGH           LOW            UP       DOWN       ESTIMATES
-----------------------------          -------        -------        -------      --------- ---------     ----------
January 1999                            $1.66          $1.70          $1.60           0          1              4
December 1998                            1.69           1.75           1.60           0          4              4
November 1998                            1.69           1.75           1.60           0          4              4
October 1998                             2.59           2.85           2.25           0          5              5
September 1998                           3.61           3.85           3.50           0          3              6
August 1998                              3.80           3.90           3.50           0          2              5
July 1998                                3.84           3.90           3.80           0          0              5
June 1998                                3.86           3.90           3.80           0          0              4
May 1998                                 3.86           3.90           3.80           0          0              4
April 1998                               3.86           3.90           3.80           0          0              4
----------------------------------------------------------------------------------------------------------------------

EPS ESTIMATES GRAPH
--------------------------------------------------------------------------------
[Graph showing monthly EPS estimates from April 1998 to January 1999.]
--------------------------------------------------------------------------------
-----------
Source:  FactSet Information Systems.

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  13

BEAR
STEARNS





SECTION 2

BOXER PROJECTED FINANCIAL PERFORMANCE

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------



BRYLANE INC. - PROJECTED FINANCIAL PERFORMANCE (1)

                                                                                        ($ IN MILLIONS)
---------------------------------------------------------------------------------------------------------
                                          ACTUAL                      PROJECTED FISCAL YEAR
                                        ----------     --------------------------------------------------
                                           1997            1998         1999          2000         2001
                                        ----------     --------------------------------------------------
Circulation (millions of catalogs)          602             633           589           NA           NA

NET SALES                                $1,315          $1,328        $1,389       $1,479       $1,590
    % growth                                 -              1.0%          4.6%         6.5%         7.5%
    $ per catalog                         $2.18           $2.10         $2.36           NA           NA
Gross Margin                                640             641           678          719          773
    % of Net Sales                         48.7%           48.2%         48.8%        48.6%        48.6%
Advertising                                 302             329           328          348          374
    $ per catalog                         $0.50           $0.52         $0.56           NA           NA
    % of Net Sales                         23.0%           24.8%         23.6%        23.5%        23.5%
Fulfillment Costs                           124             143           153          161          172
    $ per catalog                         $0.21           $0.23         $0.26           NA           NA
    % of Net Sales                          9.5%           10.7%         11.0%        10.9%        10.8%
Support Services                             90              91            96          101          107
    % of Net Sales                          6.7%            6.9%          6.9%         6.8%         6.7%
                                         --------        --------      --------     --------      -------
OPERATING INCOME(2)                        $125 (3)         $77          $101         $110         $121
    % of Net Sales                          9.5%            5.8%          7.3%         7.4%         7.6%
Amortization                                 11              11            11           11           11
Interest Expense                             28              29            26           24           23
                                         --------        --------      --------     --------      -------
Pretax Income                                87              37            64           75           87
Taxes                                        33              14            25           29           33
                                         --------        --------      --------     --------      -------
NET INCOME(4)                               $54             $23 (5)       $40          $46          $53
                                         --------        --------      --------     --------      -------
    % growth                                 -            (57.9)%        75.9%        15.7%        15.7%
    % of Net Sales                          4.1%            1.7%          2.9%         3.1%         3.4%

Fully Diluted Shares (millions)            19.4            18.0          17.3         17.3         17.3
EPS                                       $2.76           $1.25         $2.29        $2.65        $3.08

EBITDA                                     $136             $89          $113         $122         $133
---------------------------------------------------------------------------------------------------------

--------------
(1)  Management projections.
(2) Includes $2.2 and $4.8 million of unallocated general expenses (relating to startup of new businesses and other costs) in 1998 and 1999, respectively.
(3) Excludes $4.0 million of one-time charges relating to $3.3 million write-off of inventory in Chadwick's business and $0.7 million in non-cash compensation expense.
(4) Excludes after-tax charge of $6.7 million in 1998 and $4.1 million in 1997 relating to deferred financing fees incurred through refinancing of bank debt and redemption of Senior Subordinated Notes.
(5)  Excludes pre-tax charge of $2.3 million relating to PPR proposal fees.

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  14

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

PROJECTED FINANCIAL PERFORMANCE:  MANAGEMENT VS. WALL STREET

                                                                                                             ($ IN MILLIONS)
------------------------------------------------------------------------------------------------------------------------------
                                             ACTUAL                                   PROJECTED FISCAL YEAR
                               --------------------------------   ------------------------------------------------------------
                                MANAGEMENT      LAZARD FRERES       MANAGEMENT    LAZARD FRERES   MANAGEMENT    LAZARD FRERES
                               -------------- -----------------   -------------- --------------- ------------- --------------
                                   1997            1997               1998            1998           1999             1999
                               -------------- -----------------   -------------- --------------- ------------- --------------
NET SALES                         $1,315          $1,315            $1,328          $1,332         $1,389           $1,346
     % growth                          -               -               1.0%            1.3%           4.6%             1.1%
Gross Margin                         641             641               641             644            678              646
     % of Net Sales                 48.7%           48.7%             48.2%           48.4%          48.8%            48.0%
Operating Expenses                   515             515               563             562            577              562
     % of Net Sales                 39.2%           39.2%             42.4%           42.2%          41.5%            41.8%
                                 -----------    ------------      ------------     ----------     ----------       ----------
OPERATING INCOME(1)                 $125 (2)        $125 (2)           $77             $82            $101             $84
     % of Net Sales                  9.5%            9.5%              5.8%            6.1%           7.3%             6.2%
Amortization                          11              11                11              11             11               11
Interest Expense                      28              27                29              30             26               25
                                 -----------    ------------      ------------     ----------     ----------       ----------
Pretax Income                         87              87                37              41             64               48
Taxes                                 33              33                14              16             25               18
                                 -----------    ------------      ------------     ----------     ----------       ----------
NET INCOME(3)                        $54             $55               $23 (4)         $25 (4)        $40              $29
                                 -----------    ------------      ------------     ----------     ----------       ----------
     % growth                          -               -             (57.9)%         (54.2)%         75.9%            17.6%
     % of Net Sales                  4.1             4.2%              1.7%            1.9%           2.9%             2.2%

Fully Diluted Shares (millions)     19.4            19.8              18.0            18.0           17.3             17.3
EPS                                $2.76           $2.76             $1.25           $1.39          $2.29            $1.70
------------------------------------------------------------------------------------------------------------------------------


---------------
(1) Includes $2.2 and $4.8 million of unallocated general expenses (relating to startup of new businesses and other costs) in 1998 and 1999, respectively.
(2) Excludes $4.0 million of one-time charges relating to $3.3 million of write-off of inventory in Chadwick's business and $0.7 million in non-cash compensation expense.
(3) Excludes after-tax charge of $6.7 million in 1998 and $4.1 million in 1997 relating to deferred financing fees incurred through refinancing of bank debt and redemption of Senior Subordinated Notes.
(4)  Excludes pre-tax charge of $2.3 million relating to PPR proposal fees.

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  15

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

BRYLANE INC. - PROJECTED FINANCIAL PERFORMANCE(1) (BY SEASON)

                                                                                                                    ($ IN MILLIONS)
------------------------------------------------------------------------------------------------------------------------------------
                                               ACTUAL                                        PROJECTED FISCAL YEAR
                                   -----------------------------   -----------------------------------------------------------------
                                   97 SPRING  97 FALL  98 SPRING   98 FALL  99 SPRING  99 FALL  00 SPRING 00 FALL  01 SPRING 01 FALL
                                   ---------  -------- ---------   -------- ---------- -------- --------- -------- --------- -------
Circulation (millions of catalogs)     286       316      308         324       284       306       NA       NA       NA       NA

NET SALES                             $603      $711     $648        $688      $652      $737       NA       NA       NA       NA
    % growth                             -      17.9%    (8.9)%       6.1%     (5.2)%    12.9%      NA       NA       NA       NA
    $ per catalog                    $2.11     $2.25    $2.11       $2.12     $2.30     $2.41       NA       NA       NA       NA
Gross Margin                           290       347      319         327       320       358       NA       NA       NA       NA
    % of Net Sales                    48.0%     48.8%    49.2%       47.6%     49.0%     48.6%      NA       NA       NA       NA
Advertising                            138       165      150         181       153       175       NA       NA       NA       NA
    $ per catalog                    $0.48     $0.52    $0.49       $0.56     $0.54     $0.57       NA       NA       NA       NA
    % of Net Sales                    22.8%     23.1%    23.1%       26.4%     23.5%     23.7%      NA       NA       NA       NA
Fulfillment Costs                       55        69       64          81        72        81       NA       NA       NA       NA
    $ per catalog                    $0.19     $0.22    $0.21       $0.25     $0.25     $0.27       NA       NA       NA       NA
    % of Net Sales                     9.2%      9.7%     9.9%       11.8%     11.0%     11.0%      NA       NA       NA       NA
Support Services                        45        45       45          46        48        48       NA       NA       NA       NA
    % of Net Sales                     7.4%      6.3%     7.0%        6.7%      7.3%      6.6%      NA       NA       NA       NA
                                    --------  --------  --------   --------  --------   -------  -------- -------  -------   ------
OPERATING INCOME(2)(3)                 $52       $69      $60         $19       $47       $54       NA       NA       NA       NA
                                    --------  --------  --------   --------  --------   -------  -------- -------  -------   ------
    % of Net Sales                     8.6       9.7%     9.7%        2.7%      7.3%      7.3%      NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------


----------------
(1)  Management projections.
(2) Operating income result of $79 million for 1998E (by season) does not foot to consolidated result of $77 million as Management has recently revised the consolidated estimate downward but did not reflect these changes in the seasonal data.
(3) 1997 results (by season) not adjusted for one-time pre-tax charge of $4.0 million relating to inventory write-offs and non-cash compensation charges.

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  16

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

WEST BRIDGEWATER - PROJECTED FINANCIAL PERFORMANCE(1)

                                                                                   ($ IN MILLIONS)
---------------------------------------------------------------------------------------------------
                                          ACTUAL                   PROJECTED FISCAL YEAR
                                        -----------     -------------------------------------------
                                           1997            1998       1999       2000      2001
                                        -----------     ----------  ---------  --------  ---------
Circulation (millions of catalogs)           232             258        215        NA       NA

NET SALES                                   $602            $624       $621        NA       NA
    % growth                                   -             3.6%      (0.4)%      NA       NA
    $ per catalog                          $2.59           $2.42      $2.89        NA       NA
Gross Margin                                 277             283        286        NA       NA
    % of Net Sales                          46.1%           45.4%      46.0%       NA       NA
Advertising                                  115             132        120        NA       NA
    $ per catalog                          $0.50           $0.51      $0.56        NA       NA
    % of Net Sales                          19.1%           21.2%      19.4%       NA       NA
Fulfillment Costs                             74              93         93        NA       NA
    $ per catalog                          $0.32           $0.36      $0.43        NA       NA
    % of Net Sales                          12.2%           14.9%      15.0%       NA       NA
Support Services                              37              36         37        NA       NA
    % of Net Sales                           6.1%            5.7%       6.0%       NA       NA
                                           ------          ------     ------     ------   ------
OPERATING INCOME                             $52             $22        $35        NA       NA
                                           ------          ------     ------     ------   ------
    % of Net Sales                           8.6%            3.5%       5.7%       NA       NA
---------------------------------------------------------------------------------------------------

-------------
(1) Management projections.

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  17

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

WEST BRIDGEWATER - PROJECTED FINANCIAL PERFORMANCE(1) (BY SEASON)

                                                                                                                    ($ IN MILLIONS)
------------------------------------------------------------------------------------------------------------------------------------
                                               ACTUAL                                       PROJECTED FISCAL YEAR
                                   -----------------------------   ----------------------------------------------------------------
                                   97 SPRING  97 FALL  98 SPRING   98 FALL  99 SPRING  99 FALL  00 SPRING 00 FALL 01 SPRING 01 FALL
                                   ---------  -------  ---------   -------  ---------  -------  --------- ------- --------- -------
Circulation (millions of catalogs)     114      118        128        130      104       111        NA       NA       NA       NA

NET SALES                             $257     $345       $290       $334     $267      $354        NA       NA       NA       NA
    % growth                             -     34.1%     (16.0)%     15.3%   (20.1)%    32.6%       NA       NA       NA       NA
    $ per catalog                    $2.25    $2.92      $2.26      $2.57    $2.58     $3.19        NA       NA       NA       NA
Gross Margin                           118      160        136        147      123       163        NA       NA       NA       NA
    % of Net Sales                    45.8%    46.3%      47.0%      44.1%    46.1%     46.0%       NA       NA       NA       NA
Advertising                             47       68         53         79       51        70        NA       NA       NA       NA
    $ per catalog                    $0.41    $0.57      $0.42      $0.61    $0.49     $0.63        NA       NA       NA       NA
    % of Net Sales                    18.4%    19.7%      18.4%      23.7%    18.9%     19.7%       NA       NA       NA       NA
Fulfillment Costs                       33       41         40         53       44        49        NA       NA       NA       NA
    $ per catalog                    $0.29    $0.34      $0.32      $0.41    $0.43     $0.44        NA       NA       NA       NA
    % of Net Sales                    12.8%    11.8%      14.0%      15.8%    16.5%     13.9%       NA       NA       NA       NA
Support Services                        18       19         19         17       18        19        NA       NA       NA       NA
    % of Net Sales                     7.0%     5.4%       6.6%       5.0%     6.8%      5.3%       NA       NA       NA       NA
                                     ------   ------     ------     ------   ------    ------     ------   ------   ------   ------
OPERATING INCOME                       $19      $32        $24        ($2)     $10       $25        NA       NA       NA       NA
                                     ------   ------     ------     ------   ------    ------     ------   ------   ------   ------
    % of Net Sales                     7.6%     9.4%       8.1%      (0.5)%    3.9%      7.0%       NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------

---------------
(1) Management projections.

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  18

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

INDIANAPOLIS - PROJECTED FINANCIAL PERFORMANCE(1)

                                                                                    ($ IN MILLIONS)
-----------------------------------------------------------------------------------------------------
                                        ACTUAL                       PROJECTED FISCAL YEAR
                                     ------------    ------------------------------------------------
                                         1997            1998         1999         2000        2001
                                     ------------    ------------ ------------ ------------ ---------
Circulation (millions of catalogs)        370             375          375          NA          NA

NET SALES                                $711            $712         $768          NA          NA
    % growth                                -             0.1%         7.8%         NA          NA
    $ per catalog                       $1.92           $1.90        $2.05          NA          NA
Gross Margin                              360             363          392          NA          NA
    % of Net Sales                       50.6%           50.9%        51.1%         NA          NA
Advertising                               187             199          208          NA          NA
    $ per catalog                       $0.51           $0.53        $0.56          NA          NA
    % of Net Sales                       26.3%           27.9%        27.1%         NA          NA
Fulfillment Costs                          51              52           57          NA          NA
    $ per catalog                       $0.14           $0.14        $0.15          NA          NA
    % of Net Sales                        7.2%            7.3%         7.4%         NA          NA
Support Services                           52              52           57          NA          NA
    % of Net Sales                        7.3%            7.4%         7.4%         NA          NA
                                        ------          ------       ------       -----       -----
OPERATING INCOME                          $70             $59          $71          NA          NA
                                        ------          ------       ------       -----       -----
    % of Net Sales                        9.9%            8.3%         9.2%         NA          NA
-----------------------------------------------------------------------------------------------------

-----------------
(1) Management projections.

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  19

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

INDIANAPOLIS - PROJECTED FINANCIAL PERFORMANCE(1)

                                                                                                                    ($ IN MILLIONS)
------------------------------------------------------------------------------------------------------------------------------------
                                              ACTUAL                                         PROJECTED FISCAL YEAR
                                   -----------------------------    ----------------------------------------------------------------
                                   97 SPRING  97 FALL  98 SPRING    98 FALL  99 SPRING  99 FALL  00 SPRING 00 FALL 01 SPRING 01 FALL
                                   ---------  -------  ---------    -------  ---------  -------  --------- ------- --------- -------
Circulation (millions of catalogs)    171       198      180          194       180        194       NA       NA       NA       NA

NET SALES                            $346      $365     $358         $354      $385       $383       NA       NA       NA       NA
    % growth                                    5.4%    (1.8)%       (1.2)%     8.9%      (0.7)%     NA       NA       NA       NA
    $ per catalog                   $2.02     $1.84    $2.00        $1.82     $2.14      $1.97       NA       NA       NA       NA
  Gross Margin                        176       184      182          180       197        195       NA       NA       NA       NA
    % of Net Sales                   50.9%     50.4%    50.9%        50.9%     51.1%      51.1%      NA       NA       NA       NA
Advertising                            89        98       97          102       103        105       NA       NA       NA       NA
    $ per catalog                   $0.52     $0.49    $0.54        $0.53     $0.57      $0.54       NA       NA       NA       NA
    % of Net Sales                   25.6%     26.9%    26.9%        28.9%     26.7%      27.5%      NA       NA       NA       NA
Fulfillment Costs                      23        29       24           29        26         30       NA       NA       NA       NA
    $ per catalog                   $0.13     $0.15    $0.13        $0.15     $0.15      $0.16       NA       NA       NA       NA
    % of Net Sales                    6.5%      7.9%     6.6%         8.1%      6.9%       7.9%      NA       NA       NA       NA
Support Services                       26        26       26           26        28         28       NA       NA       NA       NA
    % of Net Sales                    7.5%      7.0%     7.3%         7.5%      7.4%       7.4%      NA       NA       NA       NA
                                    ------    ------   ------       ------    ------     ------    -----    -----    -----    -----
OPERATING INCOME                      $39       $31      $36          $23       $39        $32       NA       NA       NA       NA
                                    ------    ------   ------       ------    ------     ------    -----    -----    -----    -----
    % of Net Sales                   11.3%      8.5%    10.1%         6.5%     10.1%       8.3%      NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------

--------------
(1) Management projections.


--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  20

BEAR
STEARNS





SECTION 3

OBSERVATIONS ON CURRENT MARKET
ENVIRONMENT

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

RELATIVE STOCK PRICE PERFORMANCE OF BOXER VS. OTHER DIRECT MARKETERS

BOXER HAS OUTPERFORMED BOTH S&P 500 AND COMPARABLE COMPANIES THROUGH SEPTEMBER 1998.

[Index Price Graph Since IPO, comparing Boxer against Direct Marketing Index (2) and S&P 500 from February 1997 to January 1999 (1)]



-----------------
(1)  Data through 1/22/99.
(2) Direct Marketing Index is an equally weighted index of Blair, Coldwater Creek, Damark International, dELiA*s, DM Management, Hanover Direct, Lands' End, Lillian Vernon and Spiegel.

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  21

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------



RELATIVE STOCK PRICE PERFORMANCE OF BOXER VS. OTHER DIRECT MARKETERS

DESPITE A RECOVERY IN BOXER'S SHARE PRICE IN NOVEMBER AND DECEMBER 1998, THE STOCK HAS LAGGED ITS PEER GROUP IN JANUARY 1999.

[Three Month Index Price Graph, comparing Boxer to Direct Marketing Index (2) and S&P 500 from October 1998 - January 1999 (1)]





------------------
(1)  Data through 1/22/99.
(2) Direct Marketing Index is an equally weighted index of Blair, Coldwater Creek, Damark International, dELiA*s, DM Management, Hanover Direct, Lands' End, Lillian Vernon and Spiegel.

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  22

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

STOCK PRICE PERFORMANCE OF DIRECT MARKETERS

% CHANGE:  DECEMBER 31, 1997 - PRESENT
--------------------------------------------------------------------------------
[Bar Graph presenting the following information:

FHT (1)             76%
DMMC                72%
SPGLA               57%
BL                  22%
HNV                  2%
LVC                (10)%
LE                 (15)%
DMRK               (24)%
DLIA               (33)%
BYL (2)            (53)%
CWTR               (55)%]
--------------------------------------------------------------------------------

% CHANGE FROM LATEST TWELVE MONTH HIGH
--------------------------------------------------------------------------------
[Bar Graph presenting the following information:
SPGLA               (14)%
HNV                 (16)%
LVC                 (19)%
LE                  (30)%
DMMC                (32)%
BL                  (37)%
DMRK                (44)%
DLIA                (50)%
FHT (1)             (52)%
BYL (2)             (62)%
CWTR                (64)% ]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Note:  Data as of 1/22/99.
Note: BL: Blair. BYL: Boxer. CWTR: Coldwater Creek. DMRK: Damark International. DLIA: dELiA*s. DMMC: DM Management. FHT: Fingerhut.
HNV: Hanover Direct.  LE: Lands' End.  LVC: Lillian Vernon.  SPGLA: Spiegel.
(1) Price is adjusted to reflect the spin-off of Metris.
(2) Projected growth rate of 17%. Source: Zack's and I/B/E/S.


--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  23

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

STOCK PRICE PERFORMANCE OF DIRECT MARKETERS

-----------------------------------------------------------------------------------------------------------
                                   PRICE AS OF     PRICE AS OF        %        LATEST TWELVE         %
COMPANY                  TICKER      1/22/98        12/31/97       CHANGE       MONTH HIGH        CHANGE
----------------------  ---------  ------------  --------------  -----------  ----------------  -----------
BOXER (OFFER)(1)           BYL        $20.00          $49.25         (59)%         $61.13          (67)%
BOXER                      BYL         23.00           49.25         (53)           61.13          (62)


Blair                      BL          21.13           17.25          22            33.38          (37)
Coldwater Creek           CWTR         15.13           33.75         (55)           41.50          (64)
Damark International      DMRK          7.38            9.75         (24)           13.25          (44)
dELiA*s                   DLIA         15.00           22.25         (33)           29.75          (50)
DM Management             DMMC         17.94           10.42          72            26.41          (32)
Fingerhut(2)               FHT         18.38           10.47          76            38.00          (52)
Hanover Direct             HNV          3.06            3.00           2             3.63          (16)
Lands' End                 LE          29.75           35.06         (15)           42.75          (30)
Lillian Vernon             LVC         15.00           16.63         (10)           18.63          (19)
Spiegel                   SPGLA         7.75            4.94          57             9.03          (14)

AVERAGE (EXCLUDING BOXER)                                              9%                          (36)%
-----------------------------------------------------------------------------------------------------------


--------------
(1) Reflects $20 per share offer by PPR.
(2) Price is adjusted to reflect the spin-off of Metris.

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  24

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

HISTORICAL FORWARD P/E MULTIPLES

P/E MULTIPLES OF DIRECT MARKETERS HAVE CHANGED SIGNIFICANTLY OVER THE LAST YEAR.

[Bar graph of April 1997 to January 1999 Monthly P/E Multiples(1), comparing Boxer to Direct Marketing Index(3), with respect to the October 1998 $20 Offer Price(2), and containing the following information:

Boxer's discount to Direct Marketing Index P/E Multiples
----------------------------------------------------------
April 1997          74%
July 1997           70%
October 1997        80%
January 1998        85%
April 1998          92%
July 1998           64%
October 1998        52%
January 1999        85%]

-------------------
Source:  FactSet Information Systems.
Note: Boxer's discount to the direct marketing index is indicated as a percentage above Boxer's bar.
(1) Based on forward year P/E ratios that consider consensus research estimates currently available in period.
(2)  Boxer's P/E multiple calculated using Management estimates.
(3) Direct Marketing Index is a harmonic mean of Coldwater Creek, Damark International, dELiA*s, DM Management, Land's End, Lillian Vernon and Speigel.

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  25

BEAR
STEARNS








SECTION 4

VALUATION GUIDE

BEAR
STEARNS








SECTION 4-A


OVERVIEW OF METHODOLOGIES AND
SUMMARY OBSERVATIONS

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

OVERVIEW OF METHODOLOGIES

WE UTILIZED SEVERAL METHODOLOGIES APPLIED TO MANAGEMENT'S PROJECTIONS IN ORDER TO FRAME A PRELIMINARY RANGE OF VALUES FOR PPR.

-------------------------------------------------------------------------------------------------------------
                METHODOLOGY                                                  COMMENT
------------------------------------------------    ---------------------------------------------------------
STOCK MARKET VALUATION OF COMPARABLE COMPANIES        o   Based on earnings multiples
                                                      o   Several companies have recently been effected
                                                          by "Internet" commentary

PRESENT VALUE OF HYPOTHETICAL STOCK PRICE             o   Applies earnings multiples derived from
                                                          public comparable group to assumed future
                                                          earnings, and then discounts the results to
                                                          the present

COMPARABLE ACQUISITIONS                               o   Applies transaction multiples from group of
                                                          precedent catalog/apparel transactions to
                                                          Boxer's cash flow (EBITDA/EBIT) and  net
                                                          income (EPS)

DISCOUNTED CASH FLOWS                                 o   Discounts assumed future free cash flows to
                                                          present
                                                      o   Results largely dependent on quality of
                                                          assumed future cash flows and terminal value
                                                      o   Weighted average cost of capital reflective
                                                          of prospective equity beta and capital structure
                                                          of Boxer
                                                      o   Sensitivity Case with alternative assumptions(1)
-------------------------------------------------------------------------------------------------------------

-----------------
(1) FOR ILLUSTRATIVE PURPOSES ONLY. PROJECTIONS NOT PREPARED IN CONJUNCTION WITH MANAGEMENT.

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  26

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

SUMMARY OBSERVATIONS

------------------------------------------------------------------------------------------------------------------------
                                                  VALUE RANGE
             METHODOLOGY                         ($ PER SHARE)                             COMMENTS
-------------------------------------          -----------------    ----------------------------------------------------
STOCK MARKET VALUATION OF COMPARABLE
COMPANIES

  o   Management Projections                       $25 - 30         o   11.0 - 13.0x Management projections for 1999E
                                                                        EPS of $2.29
  o   Street Estimates                             $20 - 23         o   12.0 - 14.0x Street estimate for 1999E EPS of
                                                                        $1.66

PRESENT VALUE OF HYPOTHETICAL STOCK PRICE          $26 - 32         o   15.0 - 20.0% return on equity at 12.0 - 14.0x
                                                                        2001E EPS of $3.08 and 2000E EPS of $2.65 from
                                                                        Management projections
------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  27

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

SUMMARY OBSERVATIONS (CONT.)

-------------------------------------------------------------------------------------------------------------
                                  VALUE RANGE
           METHODOLOGY           ($ PER SHARE)                              COMMENTS
-------------------------------  --------------   -----------------------------------------------------------
COMPARABLE ACQUISITIONS            $22 - 27         o   Harmonic mean multiple of 9.0x 1998E EBITDA
                                                        of $89 million or $24 per share
                                                    o   Harmonic mean multiple of 20.6x 1998E EPS of
                                                        $1.25 or $26 per share
                                                    o   Multiple of 6.7x (Arizona Mail Order) - 7.5x
                                                        1999E EBITDA of $114 million

DISCOUNTED CASH FLOWS

  o   Management Projections       $25 - 35         o   Theoretical present value @ WACC of 11.0 - 11.5%
                                                        and an exit multiple of 6.0 - 7.5x 2003E EBITDA
                                                        from Management projections
  o   Sensitivity Case(1)          $18 - 26         o   Reflects less aggressive sales and earnings recovery
                                                        assumptions (Sensitivity Case)

-------------------------------------------------------------------------------------------------------------

--------------
(1) FOR ILLUSTRATIVE PURPOSES ONLY. PROJECTIONS NOT PREPARED IN CONJUNCTION WITH MANAGEMENT.

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  28

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

VALUATION MATRIX

THE FOLLOWING TABLE PROVIDES A SUMMARY OF KEY PREMIUMS AND MULTIPLES.

---------------------------------------------------------------------------------------------------------------------------
             PREMIUM ON                  MANAGEMENT PROJECTIONS   STREET ESTIMATES                 MANAGEMENT PROJECTIONS
          ------------------  AGGREGATE  ----------------------  ------------------              --------------------------
PRICE PER  CURRENT   LTM      EQUITY      1998E       1999E        1998E    1999E    ENTERPRISE   ENTERPRISE VALUE/EBITDA
 SHARE(1)  PRICE(2)  HIGH      VALUE       P/E         P/E          P/E      P/E      VALUE(3)     1998E           1999E
--------- --------- --------  ---------  ---------- -----------  --------- -------- ------------ ------------ -------------
 $16.88      (27)%   (72)%      $292       13.5x       7.4x        12.2x    10.2x      $670        7.5x             5.9x
  20.00      (13)    (67)        346       16.0        8.7         14.5     12.0        724        8.2              6.4
  22.50       (2)    (63)        389       18.0        9.8         16.3     13.6        767        8.6              6.8
  25.00        8     (59)        433       20.0       10.9         18.1     15.0        811        9.1              7.1
  27.50       19     (55)        476       22.0       12.0         19.9     16.6        854        9.6              7.5
  30.00       30     (51)        519       24.0       13.1         21.7     18.0        897       10.1              7.9
  32.50       41     (47)        562       26.0       14.2         23.6     19.6        940       10.6              8.3
  35.00       52     (43)        606       28.0       15.3         25.4     21.1        984       11.1              8.7
---------------------------------------------------------------------------------------------------------------------------

---------------
(1) Price of Boxer stock prior to PPR proposal of $20 per share.
(2) Price as of 1/22/99.
(3) Equity value plus debt net of cash.


--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  29

BEAR
STEARNS








SECTION 4-B

STOCK MARKET VALUATION OF
COMPARABLE COMPANIES

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------



SUMMARY STOCK MARKET DATA FOR DIRECT MARKETERS

                                                                                        ($ IN MILLIONS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                         5-YEAR    1999E P/E /
                                          MARKET                 EPS ESTIMATES       P/E MULTIPLES     PROJECTED     5-YEAR
                           PRICE AS OF     VALUE   ENTERPRISE  ----------------    ----------------     GROWTH      PROJECTED
           COMPANY           1/22/99    OF EQUITY   VALUE(1)   1998E      1999E    1998E      1999E     RATE(2)    GROWTH RATE
-------------------------- -----------  ---------  ----------  -------- -------    -------- -------    ---------   -----------
MANAGEMENT PROJECTIONS:
------------------------
      BOXER (OFFER)(3)       $20.00       $346        $724     $1.25      $2.29     16.0x      8.7x        15%       0.58x
      BOXER                   23.00        398         776      1.25       2.29     18.4      10.0         15        0.67

STREET ESTIMATES:(4)
---------------------
      BOXER (OFFER)(3)       $20.00       $346        $724     $1.38      $1.66     14.5x     12.0x        17%       0.71x
      BOXER                   23.00        398         776      1.38       1.66     16.7      13.9         17        0.82

Blair(5)                     $21.13       $188        $218     $2.10      $2.40     10.1x      8.8x        11%       0.80x
Coldwater Creek               15.13        154         175      1.01       1.20     15.0      12.6         23        0.55
Damark International           7.38         47          66     (1.54)     (1.65)      NM        NM         20          NM
dELiA*s                       15.00        212         209      0.40       0.60     37.5      25.0         37        0.68
DM Management                 17.94        173         187      0.80       0.96     22.4      18.7         28        0.66
Fingerhut                     18.38        907       1,168      0.89       1.04     20.6      17.7         16        1.13
Hanover Direct                 3.06        645         706        NA         NA       NA        NA         NA          NA
Lands' End                    29.75        900       1,146      1.30       1.72     22.9      17.3         13        1.33
Lillian Vernon                15.00        137         153      0.64       1.40     23.4      10.7         20        0.54
Spiegel                        7.75      1,021       1,919      0.05       0.30       NM      25.8         17        1.55

HARMONIC MEAN (EXCLUDING BOXER)                                                     18.8x     15.0x
------------------------------------------------------------------------------------------------------------------------------------

--------------
(1) Net debt used in calculation of enterprise value is not adjusted to reflect seasonal debt and does not include any off-balance sheet debt.
(2)  Source: Zack's and I/B/E/S.
(3)  Reflects $20 per share offer by PPR.
(4)  Source:  First Call and selected Wall Street research.
(5)  1998E and 1999E EPS estimates are from Value Line.

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  30

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

SUMMARY STOCK MARKET DATA FOR DIRECT MARKETERS

                                                                                             ($ IN MILLIONS, EXCEPT PER SHARE DATA)
------------------------------------------------------------------------------------------------------------------------------------

                              PRICE       MARKET                     ENTERPRISE VALUE / EBITDA          ENTERPRISE VALUE / EBIT
                              AS OF       VALUE     ENTERPRISE  ----------------------------------- --------------------------------
            COMPANY          1/22/99    OF EQUITY    VALUE(1)        LTM       1998E       1999E        LTM       1998E      1999E
-------------------------- ----------- ----------- ------------ ----------- ----------- ----------- --------- ----------- ----------
MANAGEMENT PROJECTIONS:
-----------------------
    BOXER (OFFER)(2)         $20.00       $346        $724          6.2x       8.2x        6.4x         7.6x      10.9x        8.0x
    BOXER                     23.00        398         776          6.6        8.7         6.8          8.1       11.7         8.6

STREET ESTIMATES:(3)
--------------------
    BOXER (OFFER)(2)         $20.00       $346        $724          6.2x       7.9x        7.6x         7.6x      10.3x       10.0x
    BOXER                     23.00        398         776          6.6        8.4         8.1          8.1       11.0        10.7

Blair                        $21.13       $188        $218          6.1x        NA          NA          7.1x        NA          NA
Coldwater Creek               15.13        154         175          7.7        7.6x(4)     6.5x(4)      9.7        9.5x        7.9x
Damark International           7.38         47          66         18.8         NA          NA           NM         NA          NA
dELiA*s                       15.00        212         209         21.4       21.8        13.8         26.9       26.9        16.6
DM Management                 17.94        173         187         14.1       11.6         9.1         17.1       14.1        10.9
Fingerhut                     18.38        907       1,168          6.1        5.6         4.8          7.9        7.3         6.0
Hanover Direct                 3.06        645         706           NM         NA          NA           NM         NA          NA
Lands' End                    29.75        900       1,146         11.8       12.2        10.4         14.5       15.5        13.4
Lillian Vernon                15.00        137         153          9.4         NA          NA         12.9         NA          NA
Spiegel                        7.75      1,021       1,919         11.1       11.1(5)     10.8(5)      22.4       23.2        15.3

HARMONIC MEAN (EXCLUDING BOXER)                                     9.9x       9.8x        8.2x        12.2x      13.1x       10.2x
------------------------------------------------------------------------------------------------------------------------------------

---------------
(1) Net debt used in calculation of enterprise value is not adjusted to reflect seasonal debt and does not include any off-balance sheet debt.
(2)  Reflects $20 per share offer by PPR.
(3)  Source: Selected Wall Street Research.
(4) D&A assumed to equal LTM result of $4.5 million due to lack of further disclosure.
(5)  D&A estimated as constant percent of sales from latest fiscal year.

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  31

BEAR
STEARNS








SECTION 4-C

PRESENT VALUE OF HYPOTHETICAL
STOCK PRICE ANALYSIS

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

PROJECTED STOCK PRICE:  ONE YEAR ANALYSIS

THE FOLLOWING TABLE SHOWS THE PRESENT VALUE TODAY OF BOXER'S PROJECTED STOCK PRICE IN JANUARY 2000 BASED ON CURRENT MANAGEMENT PROJECTIONS.

    FY2000 ESTIMATE
    ------------------------------------------------
    FY2000 Management Projection          $2.65
    ------------------------------------------------


PRESENT VALUE TODAY
-----------------------------------------------------------------------------
                                     REQUIRED RATE OF RETURN ON EQUITY
                               ----------------------------------------------
                                    15.0%            17.5%          20.0%
                               ---------------  --------------  -------------
Forward          10.0x            $23.04           $22.55          $22.08
P/E              12.0              27.65            27.06           26.50
Ratio            14.0              32.26            31.57           30.92
                 16.0              36.87            36.08           35.33
-----------------------------------------------------------------------------


--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  32

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

PROJECTED STOCK PRICE:  TWO YEAR ANALYSIS

THE FOLLOWING TABLE SHOWS THE PRESENT VALUE TODAY OF BOXER'S PROJECTED STOCK PRICE IN JANUARY 2001 BASED ON CURRENT MANAGEMENT PROJECTIONS.

    FY2001 ESTIMATE
    -----------------------------------------------------
    FY2001 Management Projection            $3.08
    -----------------------------------------------------


PRESENT VALUE TODAY
--------------------------------------------------------------------------------
                                      REQUIRED RATE OF RETURN ON EQUITY
                               -------------------------------------------------
                                   15.0%            17.5%           20.0%
                               --------------   -------------   ----------------
Forward          10.0x            $23.30           $22.32          $21.40
P/E              12.0              27.96            26.78           25.68
Ratio            14.0              32.62            31.25           29.96
                 16.0              37.28            35.71           34.24
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  33

BEAR
STEARNS







SECTION 4-D

COMPARABLE ACQUISITION ANALYSIS

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

COMPARABLE ACQUISITION ANALYSIS

                                                                                                                  ($ IN MILLIONS)
------------------------------------------------------------------------------------------------------------------------------------
                                                                              LTM                ENTERPRISE VALUE/LTM  EQUITY VALUE/
ANNOUNCEMENT  TARGET /                     EQUITY  ENTERPRISE --------------------------------- ----------------------      LTM
    DATE      ACQUIROR                      VALUE    VALUE    REVENUE  EBITDA  EBIT  NET INCOME REVENUE  EBITDA  EBIT   NET INCOME
------------  ---------------------------- ------- ---------- -------  ------ ------ ---------- -------  ------  -----  ------------
  12/15/98    Bedford Fair /                  $39     $39       $120      NA    NA       NA      0.33x      NA     NA        NA
              Fingerhut Companies
   12/2/98    BOXER / PINAULT-               $345    $723     $1,342    $117   $95      $39      0.54x     6.0x    7.3x     8.8x
              PRINTEMPS-REDOUTE(2)
   8/12/98    Arizona Mail Order /           $109    $120       $140      NA    NA       NA      0.86x     6.7(1)  NA        NA
              Fingerhut Companies
   6/15/98    Pleasant Co. /                  700     715        300      NA    NA       NA      2.38       NA     NA        NA
              Mattel
   5/18/98    Viking Office Products /      2,452   2,363      1,447     138   115       80      1.63     17.1    20.6      30.8
              Office Depot
    4/7/98    Quill /                         637     690        551      NA    NA       22      1.25       NA     NA       28.7
              Staples
   3/20/98    Rivertown Trading /             120     120        190      NA    NA       NA      0.63       NA     NA        NA
              Dayton Hudson
   2/20/98    Boxer /                         935   1,290      1,315     135   114       53      0.98      9.6    11.3     17.6
              Pinault - Printemps Redoute(3)
------------------------------------------------------------------------------------------------------------------------------------

-----------------------
Note:  LTM = Latest twelve months.
(1)  Based on Street estimates.
(2) Figures assume 100% acquisition, however, transaction represents the remaining 50.1% stake of Brylane's total outstanding stock, at $20 per share.
(3) Figures assume 100% acquisition, however, transaction represents a 43.7% stake of Brylane's total outstanding stock, at $51 per share.

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  34

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

COMPARABLE ACQUISITION ANALYSIS (CONT.)

                                                                                                                   ($ IN MILLIONS)
------------------------------------------------------------------------------------------------------------------------------------
                                                                           LTM                 ENTERPRISE VALUE/LTM    EQUITY VALUE/
ANNOUNCEMENT  TARGET/                    EQUITY ENTERPRISE  -------------------------------- ------------------------      LTM
    DATE      ACQUIROR                   VALUE    VALUE     REVENUE  EBITDA  EBIT NET INCOME REVENUE  EBITDA    EBIT    NET INCOME
------------  -------------------------- ------ ----------  -------  ------  ---- ---------- -------  ------   ------  -------------
  1/6/97      Maintenance Warehouse/      $245    $279       $126      $23   $21     $11      2.21x    12.2x    13.3x      22.3x
              Home Depot
 12/2/96      Eastbay/                     147     143        120       10     9       6      1.19     13.8     15.4       24.8
              Woolworth
10/21/96      Chadwick's (TJX)/            243     236        480       50    43      22      0.49      4.7      5.5       11.1
              Brylane LP
12/21/95      State Line Tack/              19      28         53       (0)   (1)     (1)     0.52      NM      NM          NM
              PETsMART
11/30/95      Inmac/                       124     135        369       15    11       5      0.36      9.1     12.2       27.1
              Micro Warehouse
  4/4/95      Sporting Dogs Specialties/    69      75         75        1     1       1      0.99      NM      NM          NM
              PETsMART
 7/13/93      Brylane Direct/              475     475        425       46    43      26      1.12     10.3     11.1       18.1
              Freeman Spogli(1)
                                                                    ----------------------------------------------------------------
                                                                    HIGH                      2.4x     17.1x    20.6x      30.8x
                                                                    LOW                       0.3       4.7      5.5       11.1
                                                                    HARMONIC MEAN             0.8       9.0     11.1       20.6
                                                                    ----------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

----------------
Note:  LTM = Latest twelve months.
(1) Figures assume 100% acquisition, however, transaction represents a 60.0% stake of Brylane Direct business.

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  35

BEAR
STEARNS








SECTION 4-E

DISCOUNTED CASH FLOW ANALYSIS

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW ANALYSIS - MANAGEMENT PROJECTIONS

THE FOLLOWING TABLE ARRIVES AT A PRELIMINARY SHARE PRICE BASED ON MANAGEMENT PROJECTIONS AND OTHER PUBLIC INFORMATION USING DISCOUNTED CASH FLOWS.

----------------------------------------------------------------------------------------------------------------------------------
                                                                                          WACC
                                           EBITDA   ------------------------------------------------------------------------------
                                          MULTIPLES    9.5%     10.0%    10.5%     11.0%     11.5%     12.0%     12.5%    13.0%
                                         ---------- --------- -------- --------- --------- --------- --------- -------- ----------

PRESENT VALUE OF 1999 - 2003 CASH FLOWS                $237     $234     $231      $227      $224      $221      $218     $215

       PRESENT VALUE OF TERMINAL VALUES       6.0x      649      635      620       607       593       580       567      555
                                              7.0       758      740      724       708       692       677       662      647
                                              8.0       866      846      827       809       791       773       756      740

     PRESENT VALUE OF ENTERPRISE VALUES       6.0x      886      869      851       834       817       801       786      770
                                              7.0       995      974      954       935       916       898       880      863
                                              8.0     1,103    1,080    1,058     1,036     1,015       995       975      955

              LESS: NET DEBT @ 10/31/98               ($378)   ($378)   ($378)    ($378)    ($378)    ($378)    ($378)   ($378)

                PRESENT VALUE OF EQUITY       6.0x      508      491      473       456       439       423       408      392
                                              7.0       617      596      576       557       538       520       502      485
                                              8.0       725      702      680       658       637       617       597      577

   PV OF GROSS EQUITY VALUE / PER SHARE       6.0x    29.38    28.35    27.34     26.36     25.40     24.47     23.56    22.67
                                              7.0     35.64    34.46    33.32     32.20     31.11     30.05     29.02    28.01
                                              8.0     41.89    40.58    39.29     38.04     36.83     35.64     34.48    33.36
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  36

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

BRYLANE, INC. - SENSITIVITY CASE PROJECTIONS(1)

                                                                                                         ($ IN MILLIONS)
--------------------------------------------------------------------------------------------------------------------------
                                       ACTUAL                                 PROJECTED FISCAL YEAR
                                        1997           1998       1999         2000        2001         2002       2003
                                     ----------     ----------  ----------  ---------  ------------  ----------  ---------
Circulation (millions of catalogs)       602            633         589         616          651         685         720

NET SALES                             $1,315         $1,328      $1,354      $1,442       $1,551      $1,663      $1,785
    % growth                               -            1.0%        2.0%        6.5%         7.5%        7.3%        7.3%
    $ per catalog                      $2.18          $2.10       $2.30       $2.34        $2.38       $2.43       $2.48
Gross Margin                             641            640         657         700          753         808         867
    % of Net Sales                      48.7%          48.2%       48.5%       48.5%        48.6%       48.6%       48.6%
Advertising                              302            329         333         353          378         406         435
    $ per catalog                      $0.50          $0.52       $0.56       $0.57        $0.58       $0.59       $0.61
    % of Net Sales                      23.0%          24.8%       24.6%       24.5%        24.4%       24.4%       24.4%
Fulfillment Costs                        124            143         147         155          166         175         187
    $ per catalog                      $0.09          $0.11       $0.11       $0.11        $0.11       $0.11       $0.11
    % of Net Sales                       9.5%          10.7%       10.9%       10.8%        10.7%       10.5%       10.5%
Support Services                          89             91          96         101          107         107         107
    % of Net Sales                       6.7%           6.9%        6.9%        6.8%         6.7%        6.7%        6.7%
                                       ------         ------      ------      ------       ------      ------      ------
OPERATING INCOME(2)                     $125(3)         $77         $87         $94         $104        $116        $124
    % of Net Sales                       9.5%           5.8%        6.4%        6.5%         6.7%        7.0%        7.0%
Amortization                              11             12          11          11           10          10          10
Interest Expense                          28             30          28          26           22          19          16
                                       ------         ------      ------      ------       ------      ------      ------
Pretax Income                             87             36          48          57           71          86          98
Taxes                                     33             13          18          22           27          33          38
                                       ------         ------      ------      ------       ------      ------      ------
NET INCOME(4)                            $54            $23(5)      $29         $35          $44         $53         $61
                                       ------         ------      ------      ------       ------      ------      ------
    % growth                               -          (58.0)       30.5        19.6         24.4        21.0        14.3
    % of Net Sales                       3.9%           1.7%        2.9%        3.1%         3.4%        3.4%        3.4%

Fully Diluted Shares (millions)         19.4           18.0        17.3        17.3         17.3        17.3        17.3
EPS                                    $2.76          $1.25       $1.70       $2.03        $2.53       $3.06       $3.50
--------------------------------------------------------------------------------------------------------------------------

----------------------
(1) FOR ILLUSTRATIVE PURPOSES ONLY. PROJECTIONS NOT PREPARED IN CONJUNCTION
    WITH MANAGEMENT.
(2) Includes $2.2 and $4.8 million of unallocated general expenses including startup of new businesses in 1998 and 1999, respectively.
(3) Includes $4.0 million of one-time charges relating to $3.3 million write-off of inventory in Chadwick's business and $0.7 million in non-cash compensation expense.
(4) Excludes after-tax charge of $6.7 million in 1998 and $4.1 million in 1997 relating to deferred financing fees incurred through refinancing of bank debt and redemption of Senior Subordinated Notes.
(5) Excludes pre-tax charge of $2.3 million relating to PPR proposal fees.

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  37

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW ANALYSIS - SENSITIVITY CASE(1)

THE FOLLOWING TABLE ARRIVES AT A PRELIMINARY SHARE PRICE BASED ON SENSITIVITY CASE PROJECTIONS AND OTHER PUBLIC INFORMATION USING DISCOUNTED CASH FLOWS.

----------------------------------------------------------------------------------------------------------------------------------
                                                                                             WACC
                                           EBITDA    ----------------------------------------------------------------------------
                                          MULTIPLES    9.5%     10.0%     10.5%     11.0%     11.5%    12.0%     12.5%    13.0%
                                          ---------  --------  --------  --------  -------   -------  --------  -------  --------

PRESENT VALUE OF 1999 - 2003 CASH FLOWS                 $196      $193      $191      $188      $186     $183     $181     $178

       PRESENT VALUE OF TERMINAL VALUES       6.0x       544       532       520       508       497      486      475      465
                                              7.0        635       620       606       593       580      567      554      542
                                              8.0        725       709       693       678       663      648      634      620

     PRESENT VALUE OF ENTERPRISE VALUES       6.0x       740       725       711       696       683      669      656      643
                                              7.0        831       814       797       781       765      750      735      721
                                              8.0        921       902       884       866       848      831      814      798

              LESS: NET DEBT @ 10/31/98               ($378)    ($378)    ($378)    ($378)    ($378)   ($378)   ($378)   ($378)

                PRESENT VALUE OF EQUITY       6.0x       362       347       333       318       305      291      278      265
                                              7.0        453       436       419       403       387      372      357      343
                                              8.0        543       524       506       488       470      453      436      420

   PV OF GROSS EQUITY VALUE / PER SHARE       6.0x     20.92     20.06     19.22     18.40     17.61    16.83    16.07    15.33
                                              7.0      26.16     25.18     24.23     23.30     22.39    21.51    20.65    19.81
                                              8.0      31.40     30.31     29.24     28.19     27.18    26.19    25.23    24.29
---------------------------------------- -----------------------------------------------------------------------------------------

-----------------
(1) FOR ILLUSTRATIVE PURPOSES ONLY. PROJECTIONS NOT PREPARED IN CONJUNCTION WITH MANAGEMENT.

--------------------------------------------------------------------------------
PRELIMINARY AND CONFIDENTIAL                                                  38

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

BRYLANE INC. - MANAGEMENT PROJECTIONS VS. SENSITIVITY CASE COMPARISON

------------------------------------------------------------------------------------------------------------------------------------
                               MANAGEMENT   SENSITIVITY
                               PROJECTIONS     CASE                                       COMMENTS
                               -----------  ----------- ----------------------------------------------------------------------------
NET SALES GROWTH                                        o  Sales estimated to grow from 1998 - 1999 at half the rate for Sensitivity
1998-2000 CAGR                    5.5%        4.0%         Case vs. Management projections (i.e., 2.0% vs. 4.6%) due to continued
                                                           demand softness in general and slower expected recovery of lost sales at
                                                           Chadwick's and Lerners

GROSS MARGIN (% NET SALES)                              o  Some gross margin improvement in Sensitivity Case from 1998 - 1999
1997                             48.7%       48.7%         although not expected to return to historical levels
1998                             48.2        48.2       o  Continued pricing pressure at Chadwick's and other regular-sized catalogs
1999                             48.8        48.5
2000-2003 Average                48.6        48.6

ADVERTISING (% NET SALES)                               o  Majority of margin deterioration from 1997 to 1998 due to postage and
1997                             23.0%       23.0%         paper price increases
1998                             24.7        24.8       o  Assumes further deterioration in response rates
1999                             23.6        24.6       o  Sensitivity Case assumes less efficiencies in future years due to lower
2000-2003 Average                23.6        24.3          productivity of catalogs as Management prospects fewer new customers in
                                                           1998 and 1999

FULFILLMENT COSTS (% NET SALES)                         o  Sensitivity Case to track Management projections in initial years
1997                              9.5%        9.5%
1998                             10.7        10.7
1999                             11.0        11.0
2000-2003 Average                10.3        10.6
                                                        o  Sensitivity Case to track Management projections
SUPPORT SERVICES (% NET SALES)
1997                              6.7%        6.7%
1998                              6.9         6.9
1999                              6.9         6.9
2000-2003 Average                 6.8         6.8

OPERATING INCOME (% NET SALES)
1997                              9.5%        9.5%
1998                              5.8         5.8
1999                              7.3         6.4
2000-2003 Average                 7.9         6.8
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
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PRELIMINARY AND CONFIDENTIAL                                                  39

BEAR
STEARNS




APPENDICES

BEAR
STEARNS











APPENDIX A

FINANCIAL IMPACT OF TRANSACTION
ON PPR

BEAR
STEARNS                                                            PROJECT BOXER
--------------------------------------------------------------------------------

ACCRETION / DILUTION ANALYSIS

BY ANALYZING THE POTENTIAL ACCRETION / DILUTION FOR PPR, ONE CAN GET AN IDEA OF PPR'S FINANCIAL CAPACITY.

ASSUMPTIONS:
----------------------------------------
   o   Purchase accounting
   o   100% cash at 3% excess rate
   o   20-year goodwill amortization
----------------------------------------

PRO FORMA ANALYSIS                                                                                           ($ IN MILLIONS)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                       100% CASH
                                                 PPR      ------------------------------------------------------------------
                                              STANDALONE  $20.00   $22.00    $24.00    $26.00    $28.00     $30.00   $32.00
                                              ----------  -------  --------  -------   --------  -------   --------  -------
EARNINGS PER SHARE
    1998E (Management Case)                     $4.90     $4.89     $4.88    $4.87      $4.85     $4.84     $4.83    $4.81
    1999E (Management Case)                      5.94      6.01      5.99     5.98       5.97      5.95      5.94     5.93
    1999E (Sensitivity Case)                     5.94      5.97      5.96     5.94       5.93      5.92      5.90     5.89

ACCRETION/(DILUTION)
    1998E (Management Case)                                (0.1)%   (0.3)%    (0.6)%    (0.9)%     (1.1)%    (1.4)%   (1.7)%
    1999E (Management Case)                                 1.2%     0.9%      0.7%      0.5%       0.3%      0.0%    (0.2)%
    1999E (Sensitivity Case)                                0.6%     0.3%      0.1%     (0.1)%     (0.3)%    (0.6)%   (0.8)%

BREAK EVEN SG&A SYNERGIES ($ IN MILLIONS)
    1998E (Management Case)                                 $0.5    $2.9      $5.4      $7.8      $10.2     $12.6    $15.0
    1999E (Management Case)                                  NM       NM        NM        NM         NM       NM       1.9
    1999E (Sensitivity Case)                                 NM       NM        NM       1.2        3.6       6.0      8.4

BREAK EVEN SYNERGIES (AS A % OF TARGET SALES)
    1998E (Management Case)                                  0.1%    0.4%      0.8%      1.2%       1.5%      1.9%     2.3%
    1999E (Management Case)                                  NM       NM        NM        NM         NM        NM      0.3%
    1999E (Sensitivity Case)                                 NM       NM        NM       0.2%       0.5%      0.9%     1.2%
-----------------------------------------------------------------------------------------------------------------------------

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PRELIMINARY AND CONFIDENTIAL                                                  40